Exhibit 99.2

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 and 2020

Perpetua Resources Corp.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,521,564	$25,037,766
Receivables	69,140	107,727
Prepaid expenses	306,643	646,996
	8,897,347	25,792,489
NON-CURRENT ASSETS
Buildings and equipment, net	189,195	189,294
Right-of-use assets	104,384	235,965
Environmental reclamation bond (Note 9)	3,000,000	-
Mineral properties and interest	71,913,864	71,913,864
TOTAL ASSETS	$84,104,790	$98,131,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade and other payables	$3,550,314	$3,736,222
Lease liabilities	160,325	201,825
Current environmental reclamation liabilities (Note 9)	2,495,799	-
	6,206,438	3,938,047
NON-CURRENT LIABILITIES
Convertible notes (Note 5)	16,201	9,562,293
Convertible note derivative (Notes 6, 8)	31,926	26,060,446
Warrant derivative (Notes 4, 8)	509,632	874,864
Non-current lease liabilities	14,489	65,136
Non-current environmental reclamation liabilities (Note 9)	4,452,801	-
TOTAL LIABILITIES	$11,231,487	$40,500,786

COMMITMENT AND CONTINGENCIES (Note 10)

SHAREHOLDERS’ EQUITY (Note 7)
Common stock, no par value, unlimited shares authorized, 51,980,061 and 47,481,134 shares outstanding, respectively	560,859,186	528,715,788
Additional paid in capital	28,319,132	26,176,265
Accumulated deficit	(516,305,015)	(497,261,227)
TOTAL SHAREHOLDERS’ EQUITY	$72,873,303	$57,630,826

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$84,104,790	98,131,612

See accompanying notes to the unaudited condensed consolidated financial statements

Perpetua Resources Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
EXPENSES
Consulting	$122,299	$11,582	$227,216	$29,205
Corporate salaries and benefits	507,463	317,485	1,397,352	546,439
Depreciation	5,697	23,888	24,819	52,380
Directors’ fees	185,589	81,312	489,800	162,769
Exploration	5,995,203	6,988,158	12,576,066	12,936,955
Environmental liability expense	-	-	7,473,805	-
Office and administrative	513,713	83,655	985,981	167,968
Professional fees	90,089	99,242	257,425	106,327
Shareholder and regulatory	126,427	68,955	378,052	165,484
Travel and related costs	3,581	2,400	3,707	28,849
OPERATING LOSS	7,550,061	7,676,677	23,814,223	14,196,376

OTHER EXPENSES (INCOME)
Change in fair value of convertible note derivative (Note 6)	5,903,877	31,116,764	(5,692,913)	30,256,819
Change in fair value of warrant derivative (Note 4)	121,167	193,889	(365,232)	39,045
Finance costs	104,713	1,143,885	361,711	2,223,261
Foreign exchange loss	650,302	3,830,375	952,779	(2,076,139)
Interest income	(2,909)	(89,395)	(26,780)	(171,761)
Total other loss (income)	6,777,150	36,195,518	(4,770,435)	30,271,225

NET LOSS	$14,327,211	$43,872,195	$19,043,788	$44,467,601

NET LOSS PER SHARE, BASIC AND DILUTED	$0.28	$1.62	$0.39	$1.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	50,300,052	27,164,143	48,932,249	27,158,592

See accompanying notes to the unaudited condensed consolidated financial statements

Perpetua Resources Corp.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

	Common Stock		Additional Paid	Accumulated
	Shares	Amount	in Capital	Deficit	Total
BALANCE, December 31, 2019	27,112,550	$283,489,579	$25,882,517	$(276,629,120)	$32,742,976
Share based compensation	-	-	551,245	-	551,245
Exercise of share purchase options	41,650	213,470	(83,227)	-	130,243
Net loss for the period	-	-	-	(595,406)	(595,406)
BALANCE, March 31, 2020	27,154,200	283,703,049	26,350,535	(277,224,526)	32,829,058
Share based compensation	-	-	334,847	-	334,847
Shares issued through stock appreciation rights	5,416	23,287	(21,514)	-	1,773
Exercise of share purchase options	9,750	41,083	(15,349)	-	25,734
Net loss for the period	-	-	-	(43,872,195)	(43,872,195)
BALANCE, June 30, 2020	27,169,366	$283,767,419	$26,648,519	$(321,096,721)	$(10,680,783)

BALANCE, December 31, 2020	47,481,134	$528,715,788	$26,176,265	$(497,261,227)	$57,630,826
Share based compensation	-	-	1,929,352	-	1,929,352
Shares issued through stock appreciation rights	30,819	230,396	(226,229)	-	4,167
Exercise of share purchase options	82,038	446,407	(149,533)	-	296,874
Net loss for the period	-	-	-	(4,716,577)	(4,716,577)
BALANCE, March 31, 2021	47,593,991	529,392,591	27,729,855	(501,977,804)	55,144,642
Share based compensation	-	-	726,451	-	726,451
Shares issued upon conversion of convertible notes	4,345,350	31,154,648	-	-	31,154,648
Shares issued through stock appreciation rights	8,970	71,398	(53,640)	-	17,758
Exercise of share purchase options	31,750	240,549	(83,534)	-	157,015
Net loss for the period	-	-	-	(14,327,211)	(14,327,211)
BALANCE, June 30, 2021	51,980,061	$560,859,186	$28,319,132	$(516,305,015)	$72,873,303

See accompanying notes to the unaudited condensed consolidated financial statements

Perpetua Resources Corp.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the six months ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(19,043,788)	$(44,467,601)
Noncash items included in net loss:
Share based compensation (Note 7)	2,655,803	886,092
Depreciation	24,819	52,380
Accretion of convertible debt discount (Note 5)	361,711	1,999,051
Change in fair value of warrant derivative (Note 4)	(365,232)	39,045
Change in fair value of convertible note derivative (Note 6)	(5,692,913)	30,256,819
Environmental liability expense	7,473,805	-
Unrealized foreign exchange loss (gain)	911,274	(2,010,319)
Changes in:
Receivables	83,344	63,941
Prepaid expenses	340,353	198,166
Trade and other payables	(188,251)	(590,526)
Environmental reclamation liabilities	(525,205)	-
Net cash used in operating activities	(13,964,280)	(13,572,952)

INVESTING ACTIVITIES:
Purchase of building and equipment	(34,884)	-
Purchase of surety bond	(3,000,000)	-
Net cash used in investing activities	(3,034,884)	-

FINANCING ACTIVITIES:
Proceeds from issuance of convertible note, net	-	34,786,425
Proceeds from exercise of share purchase options (Note 7)	475,813	157,750
Net cash provided by financing activities	475,813	34,944,175

Effect of foreign exchange on cash and cash equivalents	7,149	(11,198)

Net change in cash and cash equivalents	(16,516,202)	21,360,025
Cash and cash equivalents, beginning of period	25,037,766	17,504,622
Cash and cash equivalents, end of period	$8,521,564	$38,864,647

CASH AND CASH EQUIVALENTS
Cash	$3,402,110	$4,614,758
Investment savings accounts	3,992,404	12,051,358
GIC and term deposits	1,127,050	22,198,531
Total cash and cash equivalents	$8,521,564	$38,864,647

See accompanying notes to the unaudited condensed consolidated financial statements

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

1.	Nature of Operations and Basis of Presentation

Perpetua Resources Corp. (the “Corporation”, the “Company”, “Perpetua Resources” or “Perpetua”) was incorporated on February 22, 2011 under the Business Corporation Act (British Columbia) (the “BCBCA”). The Company was organized to hold shares in wholly owned subsidiaries that locate, acquire, develop and restore mineral properties located principally in the Stibnite – Yellow Pine mining district in Valley County, Idaho, USA. The Company’s principal asset is 100% ownership in subsidiaries that control the Stibnite Gold Project (“Stibnite Gold Project” or the “Project”). The Company currently operates in one segment, mineral exploration in the United States.

The unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the accounts of Perpetua Resources Corp. and its wholly owned subsidiaries, Perpetua Resources Idaho, Inc. and Idaho Gold Resource Company, LLC. Intercompany transactions and balances have been eliminated.

The unaudited condensed consolidated financial statements do not include all disclosures required of annual consolidated financial statements and, accordingly, should be read in conjunction with our annual financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 18, 2022. Operating results for the six months ended June 30, 2021 may not be indicative of results expected for the full year ending December 31, 2021. Management estimates that the Company’s 2021 effective tax rate will be 0% due to the Company’s cumulative loss position, historical net operating losses (“NOLs”), and other available evidence related to the Company’s ability to generate taxable income. Accordingly, there is no income tax provision or benefit for the six month period ended June 30, 2021.

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2021 and statements of operations, of cash flows and of changes in shareholders’ equity for the three and six months ended June 30, 2021 and 2020, respectively.

It is management’s opinion, based on the Corporation’s current capital resources and liquidity that the Corporation will have sufficient assets to discharge its liabilities as they become due, to continue to advance the Stibnite Gold Project for at least 12 months from the date these second quarter 2021 financial statements are issued, and to meet its administrative and overhead requirements for the same period. Future financings to fund additional permitting efforts and construction are anticipated through efforts to raise additional equity, new debt, project specific debt, and/or other means. Our continued operations are dependent on our ability to obtain additional financing prior to the second half of 2023 or alter the timing of controllable expenditures to the extent needed to maintain adequate liquidity to progress critical permitting efforts and maintain environmental baseline data. However, there can be no assurance that we will be successful in our efforts to raise additional capital on terms favorable to us, or at all, or our ability to adequately reduce expenses, if necessary, to maintain sufficient liquidity or capital resources.

COVID-19 Estimation Uncertainty

In March 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic. Government measures to limit the spread of COVID-19, including the closure of non-essential businesses, did not materially disrupt the Corporation’s operations during the year. Due to the rapid developments and uncertainty surrounding COVID-19, it is not possible to predict the impact that COVID-19 will have on our business, financial position and operating results in the future. The Corporation is closely monitoring the impact of the pandemic on all aspects of its business.

Loss per share

Basic loss per share is computed by dividing the net loss by the weighted average number of shares outstanding during the reporting period. Diluted loss per share is computed similar to basic loss per share except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of share purchase options and warrants, if dilutive. The Company’s potential dilutive shares of common stock include outstanding share purchase options, warrants and convertible notes. Potentially diluted shares as of June 30, 2021 and 2020:

	June 30, 2021
	2021	2020
Share purchase options	2,719,775	2,330,600
Warrants	200,000	200,000
Convertible notes	6,500	4,351,850
Balance	2,926,275	6,882,450

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

All potentially dilutive shares were excluded from the calculation of diluted loss per share as their exercise and conversion would be anti-dilutive.

2.	Recently Issued Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standard Update (“ASU”) No. 2019-12 Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The update contains a number of provisions intended to simplify the accounting for income taxes. The update is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The adoption of the update as of January 1, 2021 did not have a material impact on our unaudited condensed consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40),” which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments, requiring bifurcation only if the convertible debt feature qualifies as a derivative or for convertible debt issued at a substantial premium. The ASU removes certain settlement conditions required for equity contracts to qualify for the derivative scope exception, permitting more contracts to qualify for the exception. In addition, the guidance eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. The ASU is effective for annual reporting periods beginning after December 15, 2021, including interim reporting periods within those annual periods, with early adoption permitted no earlier than the fiscal year beginning after December 15, 2021. The adoption of this update on January 1, 2022 did not have a material impact on our unaudited condensed consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes that the impact of recently issued standards did not or will not have a material impact on the Company’s consolidated financial statements upon adoption.

3.	Mineral Properties and Interest

The Company’s mineral properties and interest at the Stibnite Gold Project totaled $71,913,864 as of both June 30, 2021 and December 31, 2020, respectively.

The Company’s subsidiaries acquired mineral rights to the Stibnite Gold Project through several transactions. All mineral rights held by the Company’s subsidiaries are held through patented and unpatented mineral and mill site claims, except the Cinnabar option claims which are held under an Option to Purchase (“OTP”), and all of the Stibnite Gold Project is subject to a 1.7% net smelter returns royalty upon the sale of project-related production.

Included in mineral properties and interest are annual payments made under option agreements, where the Company is entitled to continue to make annual option payments or, ultimately, purchase certain properties. Annual payments due under option agreements during 2021 are $195,000.

As of June 30, 2021, it has not yet been determined that the Project’s mining deposits can be economically and legally extracted or produced because the Project’s estimated reserves do not yet meet the definition of proven reserves under the United States Securities and Exchange Commission (“SEC”) Regulation S-K 1300.

Accordingly, development costs related to such reserves will not be considered capitalized unless they are incurred after such determination. Upon commencement of commercial production, capitalized costs will be amortized over their estimated useful lives or units of production, whichever is a more reliable measure.

Although the Company has taken steps to review and verify mineral rights to the properties in which it has an interest, in accordance with industry standards for properties in the exploration stage, these procedures do not guarantee the Company’s title and interests. Mineral title may be subject to unregistered prior agreements and noncompliance with regulatory requirements.

4.	Warrant Derivative

In May 2013, the Company issued to Franco Nevada Company (“Franco”) 200,000 share purchase warrants (“Franco Warrants”) for gross proceeds of $350,000. The Franco Warrants are exercisable into 200,000 common shares of the Company at C$12.30 per warrant. The Franco Warrants contain a mandatory conversion feature which requires Franco to exercise 100% of the outstanding warrants if, at any time, the volume weighted average trading price of the Corporation’s common shares is equal to or greater than C$32.30 for a period of 30 consecutive trading days. The Franco Warrants expire on May 9, 2023.

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

The exercise price of the Franco Warrants is denominated in Canadian dollars; however, the functional currency of the Company is the U.S. dollar. As a result of this difference in currencies, the proceeds that will be received by the Company are not fixed and will vary based on foreign exchange rates and the warrants are a derivative and are required to be recognized and measured at fair value at each reporting period. Any changes in fair value from period to period are recorded as a gain or loss in the unaudited condensed consolidated statements of operations. There are no circumstances in which the Company would be required to pay any cash upon exercise or expiry of the warrants.

A reconciliation of the change in fair values of the derivative is below:

Fair Value of Warrant Derivative
Balance, December 31, 2019	$274,723
Change in fair value of warrant derivative	39,045
Balance, June 30, 2020	$313,768

Balance, December 31, 2020	$874,864
Change in fair value of warrant derivative	(365,232)
Balance, June 30, 2021	$509,632

The fair value of the warrants was calculated using the Black-Scholes valuation model. As of June 30, 2021 and December 31, 2020, the inputs used in the Black-Scholes valuation model are:

	June 30, 2021		December 31, 2020
Share price	C$	9.08	C$	12.20
Exercise price	C$	12.30	C$	12.30
Expected term (in years)		1.9		2.4
Expected share price volatility		84%		79%
Annual rate of quarterly dividends		0%		0%
Risk-free interest rate		0.5%		0.2%

5.	Convertible Notes

On March 17, 2016, the Corporation issued unsecured convertible notes (the “2016 Notes”) for gross proceeds of $38.5 (C$50.0) million and a maturity date of March 17, 2023. On March 17, 2020, the Corporation issued a second round of unsecured convertible notes (the “2020 Notes”) for gross proceeds of $35.0 (C$47.6) million and a maturity date of March 17, 2027. Both sets of notes, collectively the “Convertible Notes”, have identical features and bear interest at a rate of 0.05% per annum, payable annually in cash or common shares (at the Corporation’s election) or added to the principal and payable on maturity. Upon maturity, and for each set of notes, the outstanding principal amount is due and payable in cash unless converted in advance of that date. The holders of the Convertible Notes may convert any portion of their Convertible Notes at any time prior to the maturity date into common shares of the Corporation, at a price of C$3.541 per share for the 2016 Notes and a price of C$4.655 for the 2020 Notes. If there is an equity financing completed at 95% of the conversion price, or below, the conversion price is adjusted downward. The Convertible Notes can be redeemed by the Corporation after four years with not more than 60-days written notice and not less than 30-days written notice when the Corporation’s common shares reach a volume weighted average trading price for 20 consecutive trading days of C$7.082 or higher for the 2016 Notes and C$9.31 or higher for the 2020 Notes. Following the notice of redemption, but prior to the redemption date, the holders may convert their Convertible Notes to be redeemed into common shares at the then-current conversion price.

The terms for the 2020 Notes were announced on March 10, 2020, for gross proceeds of $35.0 million at a USD:CAD exchange rate of 1:1.36 (C$47.6 million due and payable upon maturity). The 2020 Notes were issued on March 17, 2020, with a USD:CAD exchange rate of 1:1.42; this movement resulted in a foreign exchange gain on the date of issuance.

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

Each set of Convertible Notes are deemed to contain an embedded derivative (collectively, the “Convertible Note Derivatives”) relating to the conversion option. The Convertible Note Derivatives were valued upon initial recognition at fair value using partial differential equation methods. At inception, for each set of notes, the face value of the notes was reduced by the estimated fair value of the related convertible note derivative and the transaction costs. See below for additional detail of initial value upon issuance of each set of notes:

	2020 Notes	2016 Notes
Gross proceeds upon issuance	$35,000,000	$38,508,431
Foreign exchange gain	(1,419,753)	-
Face value of convertible note	$33,580,247	$38,508,431
Estimated fair value of embedded derivative	(17,197,994)	(19,771,572)
Transaction costs	(213,575)	(429,723)
Convertible note liability, net	$16,168,678	$18,307,136

On August 26, 2020, convertible notes in the aggregate principal amount of C$82,102,500 (C$34,502,500 of the 2016 Notes and C$47,600,000 for all 2020 Notes), were converted for 19,969,280 common shares of Perpetua Resources. During the three months ended June 30, 2021, convertible notes in the aggregate principal amount of C$15,386,884 of the 2016 Notes were converted for 4,345,350 common shares of Perpetua Resources.

The remaining 2016 Notes are measured at amortized cost and will be accreted to maturity over the term using the effective interest method. The expected value of the remaining 2016 Notes at maturity is $12.3 million (C$15.4 million) based on the exchange rate at June 30, 2021 (2020 - $37.2 million (C$49.9 million)). During 2021 and 2020, interest payments were made to note holders in cash, in the amount of $7,184 and $18,353, respectively.

The components of the changes in the Convertible Notes balances for the six month period ended June 30, 2021 and 2020 are summarized as follows:

Convertible Notes
Balance, December 31, 2020	$9,562,293
Accretion and Interest Expense	361,711
Interest Payments	(7,184)
Foreign exchange adjustments	347,053
Conversion	(10,247,672)
Balance, June 30, 2021	$16,201

Balance, December 31, 2019	$27,336,373
Additions	16,168,678
Accretion and Interest Expense	1,999,051
Interest Payments	(18,353)
Foreign exchange adjustments	(627,942)
Balance, June 30, 2020	$44,857,807

6.	Convertible Note Derivative

Convertible Note Derivative related to the Convertible Notes (Note 5) were valued upon initial recognition at fair value using partial differential equation methods and are subsequently re-measured at fair value at each period end through the consolidated statement of net loss and comprehensive loss. The components of changes in the Convertible Note Derivative balance for the six month period ended June 30, 2021 and 2020 are summarized as follows:

Convertible Note Derivative
Balance, December 31, 2020	$26,060,446
Conversions	(20,907,123)
Fair value adjustment	(5,692,913)
Foreign exchange adjustments	571,516
Balance, June 30, 2021	$31,926

Balance, December 31, 2019	$25,478,212
Additions	17,197,994
Fair value adjustment	30,256,819
Foreign exchange adjustments	26,178
Balance, June 30, 2020	$72,959,203

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

Upon conversion of the remaining Convertible Notes, the fair value of the Convertible Note Derivatives and the carrying value of the Convertible Notes, on that date, will be reclassified to share capital.  There are no circumstances in which the Corporation would be required to pay any cash upon conversion of the Convertible Notes.

The fair value of the Convertible Note Derivatives was calculated using partial differential equation methods. The assumptions used in the valuation model include the following, with a change in share price having the most significant impact on the valuation:

	June 30, 2021	December 31,2020
Risk-free interest rate	0.4%	0.2%
Expected term (in years)	1.7	2.2
Share Price	C$9.08	C$12.20
Credit Spread	10%	10%
Implied discount on share price	0.0%	21% - 9%
Expected share price volatility	84%	77%

7.	Equity

a.	Authorized

•	Unlimited number of common shares without par value.
•	Unlimited number of first preferred shares without par value.
•	Unlimited number of second preferred shares without par value.

On January 27, 2021, the Corporation completed a one-for-ten (1:10) reverse share split of all of its issued and outstanding common shares (“Share Consolidation”), resulting in a reduction of the issued and outstanding shares from 475,227,060 to 47,522,706. Shares reserved under the Corporation’s equity and incentive plans were adjusted to reflect the Share Consolidation. All share and per share data presented in the Corporation’s condensed consolidated financial statements have been retroactively adjusted to reflect the Share Consolidation unless otherwise noted.

b.	Share purchase options

Share based compensation was recognized in the statement of operations for the three and six month periods ended June 30, 2021 and 2020 as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Exploration	$396,244	$205,008	$1,590,769	$661,758
Consulting	4,040	10,100	8,080	20,199
Corporate salaries and benefits	223,715	79,736	650,290	125,984
Directors’ fees	102,452	40,003	406,664	78,151
Total	$726,451	$334,847	$2,655,803	$886,092

A summary of share purchase option activity within the Corporation’s share-based compensation plan for the year ended December 31, 2020 and six months ended June 30, 2021 is as follows:

	Number of Options	Weighted Average Exercise Price (C$)
Balance December 31, 2019	1,972,625	$7.72
Options granted	442,500	5.72
Options expired	(20,125)	5.44
Options terminated via SAR	(60,250)	6.91
Options exercised	(375,162)	6.54
Balance December 31, 2020	1,959,588	$7.40
Options granted	1,003,500	11.45
Options expired	(19,675)	4.88
Options terminated via SAR	(109,850)	6.00
Options exercised	(113,788)	7.04
Balance, June 30, 2021	2,719,775	$9.16

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

During the six month periods ended June 30, 2021 and 2020, the Company granted 1,003,500 and 442,500 options. The fair value of options granted is estimated at the time of the grant using the Black-Scholes option pricing model. The grant date fair value of options granted during the six month periods ended June 30, 2021 and 2020 was approximately $4.9 million and $1.0 million, respectively. The weighted average inputs used in the Black-Scholes option pricing model are:

	2021		2020
Fair value options granted	C$	6.52	C$	3.20
Risk-free interest rate		0.5%		1.4%
Expected term (in years)		5.0		5.0
Expected share price volatility		73%		65%
Expected dividend yield		-		-

An analysis of outstanding share purchase options as of June 30, 2021 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices (C$)	Number	Price (C$)[1]	Remaining Life[2]	Number	Price (C$)[1]	Remaining Life[2]
$3.50 - $4.40	70,000	$3.82	3.7	35,000	$3.82	3.7
$4.41 - $7.20	681,025	$6.20	2.9	438,088	$6.16	2.5
$7.21 - $8.90	413,125	$8.85	0.7	398,625	$8.85	0.7
$8.91- $11.80	1,555,625	$10.78	3.8	568,281	$10.50	3.3
$3.50 - $11.80	2,719,775	$9.16	3.1	1,439,994	$8.56	2.3

1 Weighted Average Exercise Price (C$)

2 Weighted Average Remaining Contractual Life (Years)

As of June 30, 2021, all unvested options are expected to vest and unvested compensation of approximately $3.2 million will be recognized. The weighted average remaining period of vesting options is 1.0 years. As of June 30, 2021, the intrinsic value of outstanding and exercisable share purchase options is approximately $1.9 million and $1.2 million, respectively. During the six month periods ended June 30, 2021 and 2020, the intrinsic value of share purchase options exercised was $554,174 and $14,797 respectively.

c.	Warrants

There was a total of 200,000 warrants outstanding as of both December 31, 2020 and June 30, 2021.

8.	Financial Instruments and Fair Value Measurements

At June 30, 2021 and December 31, 2020, the levels in the Fair Value hierarchy into which the Corporation’s financial assets and liabilities are measured and recognized on the balance sheet at fair value are categorized as follows:

	June 30, 2021
	Level 1	Level 2	Level 3
Convertible Note Derivative	$-	$-	$31,926
Warrant Derivative	-	-	509,632
	$-	$-	$541,558

	December 31, 2020
	Level 1	Level 2	Level 3
Convertible Note Derivative	$-	$-	$26,060,446
Warrant Derivative	-	-	874,864
	$-	$-	$26,935,310

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

9.	Environmental Reclamation Liability

On January 15, 2021, the Company agreed to an Administrative Settlement and Order on Consent (“ASAOC”). The Company has accounted for its obligation under the ASAOC as an environmental reclamation liability. The aggregate cost of the obligation was estimated to be approximately $7,473,805. Upon the signing of the ASAOC, the Company recorded an immediate expense of $7,473,805 and a corresponding environmental reclamation liability. The provision for the liability associated with the terms of the ASAOC is based on cost estimates developed with the use of engineering consultants, independent contractor quotes and the Company’s internal development team. The timing of cash flows is based on the latest schedule for early action items. The estimated environmental reclamation liability may be subject to change based on changes to cost estimates and is adjusted for actual work performed. Movements in the environmental reclamation liability during the quarter ended June 30, 2021, are as follows:

Six months ended June 30, 2021
Balance at beginning of period	$-
Additions	7,473,805
Work performed on early action items	(525,205)
Balance at end of period	$6,948,600

Current portion	$2,495,799
Long-term portion	4,452,801

The Company provided $7.5 million in financial assurance for Phase 1 projects under the ASAOC. The Company paid $3.0 million in cash collateral for a surety bond related to the ASAOC statement of work in early 2021.

10.	Commitments and Contingencies

Mining Claim Assessments

The Corporation currently holds mining claims on which it has an annual assessment obligation of $250,470 to maintain the claims in good standing. The Corporation is committed to these payments indefinitely. Related to the Mining Claims Assessments is a $335,000 bond related to the Corporation’s exploration activities.

Stibnite Foundation

Upon formation of the Stibnite Foundation on February 26, 2019, the Corporation became contractually liable for certain future payments to the Stibnite Foundation based on several triggering events, including receipt of a final Record of Decision issued by the US Forest Service, receipt of all permits and approvals necessary for commencement of construction, commercial production, and of the final reclamation phase. These payments could begin as early as late 2023 based on the current permitting schedule and range from $0.1 million to $1.0 million (upon commencement of final reclamation phase) in cash and 150,000 in shares. During commercial production, the Corporation will make payments to the Stibnite Foundation equal to 1% of Total Comprehensive Income less debt repayments or a minimum of $0.5 million each year.

The Stibnite Foundation will support projects that benefit the communities surrounding the Stibnite Gold Project and was created through the establishment of the Community Agreement between Perpetua Resources Idaho, Inc. and eight communities and counties throughout the West Central Mountains region of Idaho.

Option Payments on Other Properties

The Company is obligated to make option payments on mineral properties in order to maintain an option to purchase these properties. As of June 30, 2021, the option payments due on these properties in 2021 are $192,500, which will be paid in 2021. The agreements include options to extend.

Off balance sheet arrangements

The Company has no off-balance sheet arrangements as of June 30, 2021 and the date of this report.

Legal Update

The Company is a party to ongoing legal proceedings with the Nez Perce Tribe for alleged violations of the Clean Water Act related to historical mining activities. In August 2019, the Nez Perce Tribe filed suit in the United States District Court for the District of Idaho. The Company promptly filed a motion to dismiss and, in the alternative, a motion to stay the litigation. Both motions were denied. Later, the court allowed the Company to amend its answer and file a third-party complaint and the Company also filed a separate citizen suit against the USFS alleging the point source discharges, referred to by the Nez Perce Tribe in its complaint, were alleged to be occurring on lands owned and controlled by the United States. Pursuant to the terms of the Comprehensive Environmental Response, Compensation, and Liability Act (the “CERCLA”) ASAOC executed with the U.S. EPA and the United States Department of Agriculture, the Company dismissed its pending actions against USFS. The remaining parties to the ongoing legal proceeding agreed to stay the litigation and explore Alternative Dispute Resolution (“ADR”) options. The stay has been extended on subsequent occasions, and a request to extend the stay through October 31, 2022 was filed jointly by the parties on July 26, 2022 and subsequently ordered by the court on the same date.

Perpetua Resources Corp.

Notes to Condensed Consolidated Interim Financial Statements

The CERCLA ASAOC entered into by the Company, the U.S. EPA, and the United States Department of Agriculture requires numerous voluntary early cleanup actions to occur over the next several years. Perpetua Resources Idaho, Inc. is presently executing the development of the Phase 1 early cleanup actions (known as “time critical removal actions”) that, upon final work plan approval by the federal agencies, will be designed and constructed to efficiently improve water quality in a number of areas on the Site while other, longer-term proposed actions relating to Project operations are being evaluated through the NEPA process.

11.	Subsequent Events

These financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2021 which contain disclosures relating to subsequent events.